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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report dated March 17, 2000 on the financial statements of Telco Research Corporation Limited and our report dated February 27, 1998 on the financial statements of Telco Research Corporation included in this Form 8-K/A, into Peregrine Systems, Inc. previously filed Registration Statements Files
No. 333-37105, 333-44699, 333-60423, 333-65541, 333-84355, 333-90325, 333-31850,
333-35536, 333-5504, and 333-31848.

                                          /s/ Arthur Andersen LLP

San Diego, California
May 19, 2000